Exhibit 10.8.3

                              AMENDED AND RESTATED
                  HEALTH CENTER RESIDENT LOANS ESCROW AGREEMENT
                           (THE CHESTNUT PARTNERSHIP)


         This AMENDED AND RESTATED HEALTH CENTER RESIDENT LOANS ESCROW AGREEMENT ("Agreement") is made effective as of July 18th, 1996, by and between THE CHESTNUT PARTNERSHIP, a Maryland general partnership (the "Partnership"), and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association (the "Escrow Agent").

         This Agreement amends and restates the Health Center Resident Loans Escrow Agreement for Blakehurst dated August 2, 1993 between the Partnership and Maryland National Bank, the Previous Escrow Agent (the "Prior Agreement") relating to the escrowing of resident loans. The Partnership and Escrow Agent wish by this Agreement to supersede and replace the Prior Agreement.

                                    RECITALS:

         WHEREAS, the Partnership is the sponsor of a life-care retirement community known as Blakehurst (the "Community") located in Towson, Maryland.

         WHEREAS, this Agreement applies to all Return of Capital residency agreements ("Residency Agreement(s)"), as amended from time to time, which may be entered into between the Partnership and any resident of Blakehurst ("Resident"); and

         WHEREAS, in order to protect a Resident of Blakehurst who has transferred to the community's health center (the "Community Health Center") and who has released his/her apartment for reoccupancy, the parties desire to enter into this Agreement. This Agreement sets forth the terms under which certain deposits will be made with the Escrow Agent for the purpose of maintaining an escrow account (the "Escrow Account") to secure Loan (as hereinafter defined) payments when a Resident is assigned to the Community Health Center and releases his/her apartment for reoccupancy.

         NOW, THEREFORE, in consideration of these premises and mutual promises herein set forth, the parties agree as follows:

         1. PRIOR AGREEMENT. All loans held by the Previous Escrow Agent pursuant to the Prior Agreement shall become subject to the terms of this Agreement.

         2. LOAN. In accordance with Section 9.4 of the Residency Agreements, the Partnership shall deposit an amount equal to the amount of the Resident's loan (the "Loan"), upon the Resident's transfer to the Community Health Center, release of the Resident's apartment, and reoccupancy of the apartment by a new resident. Such deposit will be specifically identified with the Resident's Loan, although the funds will be maintained jointly with other similar deposits held in escrow for all residents of the Community Health Center whose apartments have been released and reoccupied.

         3. PERMITTED ENCUMBRANCES. Any deposit in the Escrow Account will be subject only to those encumbrances ("Permitted Encumbrances") to which the deposit was subject at the time it is deposited in the Escrow Account.

         4. ESCROW ACCOUNT. The Escrow Agent shall maintain all such deposits made to the Escrow Account separate and apart from any other funds of the Partnership, and deposits will be specifically indentified with the Resident's Loan. The Partnership will be entitled to all earnings on such deposits, as provided in paragraph 7.2 of this Agreement. Earnings from such Escrow Account will be used by the Partnership only for purposes related to the Community.

         5. INVESTMENTS. The Escrow Agent shall invest all amounts held by it from time to time in such obligations of the United States or its agencies (or in shares of a registered investment company, including those of the Escrow Agent or its affiliates, which holds a portfolio of such securities) or in such certificates of deposit, savings accounts, or other savings or investment securities as the Partnership may from time to time direct in writing.

         6. REPORTS. The Escrow Agent agrees, upon the request of the Partnership, to issue a statement indicating the status of the Escrow Account maintained by the Escrow Agent pursuant to this Agreement. In any event, Escrow Agent agrees to provide monthly reports to the Partnership, which shall include a summary of all additions to and disbursements from the Escrow Account during the current period, and which shall provide details of the investments comprising the balance in the Escrow Account as of the end of the current period.

         7. DISBURSEMENTS. The Escrow Agent shall release any amounts then held by it in the Escrow Account in accordance with the following terms:

                  7.1 DISBURSEMENT TO RESIDENT. In order to cause a disbursement from the Escrow Account pursuant to this paragraph 7.1, the Partnership shall deliver written notice to the Escrow Agent and shall provide a copy of such written notice to the Resident or the Resident's estate or trust at the same time that it is provided to the Escrow Agent. The written notice shall contain the following: (1) a statement that the Residency Agreement has been cancelled; (2) the date of such cancellation; (3) the amount of the Loan; (4) the amount of setoff, if any, for amounts owed to the Partnership by the Resident, and the basis upon which the Partnership is owed such setoff amounts; (5) the amount payable to the Resident or the Resident's estate or trust; (6) the specific name of the Resident or person or entity representing the Resident's estate or trust to whom disbursement is to be made, with direction as to the manner of delivery of the disbursement to be employed, which may include delivery to the Partnership for immediate delivery to the Resident or the Resident's estate or trust; and (7) a certificate of an officer of the Partnership that such payment does not contravene any agreement to which the Partnership is a party or by which it is bound. The Escrow Agent shall, on the tenth (10) business day after receipt of such notice, disburse to the Resident or the Resident's estate or trust, an amount equal to the amount of the Loan less the amount of setoff, and shall disburse to the Partnership an amount equal to the setoff, unless the Escrow Agent has received notice in writing from the Resident or the Resident's estate or trust disputing the amount to be disbursed. If a notice is received by the Escrow Agent from the Resident or the Resident's estate or trust that a dispute exists with respect to the amount to be disbursed to the Resident or the Resident's estate or trust, and/or to the Partnership, the Escrow Agent shall pay all amounts associated with any dispute into any federal or state court located in Baltimore County, Maryland, to be disbursed thereafter as the Partnership and the Resident or the Resident's estate or trust may agree, by notice to the Escrow Agent as signed by both parties, or as the Court may determine. The Escrow Agent shall promptly provide the Partnership with written notice of any disbursement pursuant to this paragraph 7.1.

                  7.2 DISBURSEMENTS TO PARTNERSHIP. All rights to any earnings on funds held in the Escrow Account shall inure to the benefit of the Partnership, and the Escrow Agent shall release to the Partnership any earnings held in the Escrow Account within ten (10) days after the end of each month. In accordance with Section 9.4 of the Residency Agreements, such earnings will be used by the Partnership only for purposes related to the Community.

                  7.3 ESCROW AGENT'S RECORDS. If the records of the Escrow Agent do not conform to the records of the Partnership, the records of the Escrow Agent shall control.

         8. DUTIES. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be inferred or otherwise imposed upon or against the Escrow Agent. The Escrow Agent may act in reliance upon any writing, notice (under paragraph 7 or otherwise) or instrument under signature which it, in good faith, believes to be genuine; may assume the validity, accuracy, and completeness of any statement or assertion contained in any such writing, notice or instrument; and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form or manner of execution or validity of any instrument deposited with or delivered to the Escrow Agent hereunder, nor as to the identity, authority, or right of any person executing the same. The duties of the Escrow Agent hereunder shall be limited to the safekeeping of the deposits and other money, instruments, or other documents received by it as Escrow Agent and for its investment and for disposition of the same in accordance with this Agreement and other written instructions accepted by the Escrow Agent from the Partnership.

         9. INDEMNITY. The Partnership hereby agrees to indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement, unless caused by the Escrow Agent's willful misconduct or gross negligence; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit, or proceeding or resisting any claim.

         10. TERMINATION. The Escrow Agent may resign or be terminated upon the earlier of thirty (30) days' written notice thereof to the other party, or five
(5) business days from the date of appointment of a successor escrow agent. Promptly upon notice of resignation of the Escrow Agent, the Partnership shall appoint a successor Escrow Agent. The Escrow Agent shall deliver any funds in the Escrow Account either to a successor escrow agent or, if there is any dispute with respect thereto, or if no successor escrow agent has been appointed, to any federal or state court in Baltimore County, Maryland. The successor escrow agent shall also be required to have its principal place of business in Maryland. If a successor escrow agent is not appointed within the 30-day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor. Until a successor escrow agent has been appointed, the Escrow Agent shall be discharged of all of its duties hereunder save to assign the funds in the Escrow Account to a successor escrow agent.

         11. FEES. In consideration of the services rendered by the Escrow Agent hereunder, the Partnership agrees to pay to the Escrow Agent its usual and customary fees for services as Escrow Agent, including reimbursement for any expenses, disbursements and advances, and reasonable attorneys fees, incurred by it in connection with the carrying out of its duties hereunder. Fees for any additional or extraordinary services may be agreed upon by the Partnership and the Escrow Agent.

         12. EMPLOYMENT OF COUNSEL. The Escrow Agent may engage counsel (who may be counsel to the Partnership) and may rely upon counsel in connection with any matter under this Escrow Agreement.

         13. ESCROW AGENT'S LIEN. The Escrow Agent shall have a lien, with right of payment prior to payment of any other amounts payable hereunder upon, and the Partnership hereby grants a security interest to the Escrow Agent in, all moneys in the Escrow Agent's possession hereunder, for all charges, advances, fees, costs and expenses incurred by the Escrow Agent.

         14. GOVERNING LAW. This Agreement shall be construed according to the laws of the State of Maryland.

         15. AMENDMENTS. The parties to the Agreement may amend this Agreement at any time upon thirty (30) days' prior written notice thereof, provided, however, no amendment shall (i) diminish or otherwise affect the rights and protections of the Escrow Agent (ii) require any additional duties of the Escrow Agent, without its written consent.

         16. NOTICES. Any notices required by this Agreement shall be addressed to the party to whom such notice is intended to be given by facsimile transmission followed by notification by first class mail at the addresses below; addresses may be changed by notice to each of the other parties.

            16.1 If addressed to the Escrow Agent:  The First National Bank of
                                                     Maryland
                                                    Corporate Trust Department
                                                    P.O. Box 1596, Banc 101-591
                                                    Baltimore, MD   21203
                                                    Attn:  Rob Brown, Corp.
                                                    Trust Executive

            16.2 If addressed to the Partnership:   The Chestnut Partnership
                                                    c/o Chestnut Village, Inc.
                                                    800 Second Avenue
                                                    Des Moines, IA   50309
                                                    Attn: President

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Health Center Resident Loans Escrow Agreement as of the date first hereinabove set forth.


THE CHESTNUT PARTNERSHIP                          THE FIRST NATIONAL BANK OF
                                                  MARYLAND


Blakehurst Joint Venture, by
Chestnut Village, Inc., a General Partner


By: /s/ Arthur V. Neis                             By: /s/ Robert D. Brown
    -------------------                                -------------------

West Joppa Road Limited Partnership,
a General Partner


By: /s/ T.F. Mullan
    ---------------

The Chestnut Real Estate Partnership, by
Blakehurst Joint Venture, a General Partner


By: /s/ Arthur V. Neis
    ------------------